Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

Tidewater Announces Earnings Conference Call

HOUSTON, February 13, 2019 –Tidewater Inc. (NYSE: TDW) announced today that its earnings conference call has been scheduled for Friday, March 1, 2019 at 10:00 a.m. Central Time.  During the conference call, the company will discuss results for the three months ended December 31, 2018, which are expected to be released on February 28, 2019, after the markets close.  During the conference call, company management may discuss not only the factors contributing to the company’s financial and operational performance during the three months ended December 31, 2018, but also their near-term outlook with respect to the company’s future performance.  Information that the company may elect to provide includes guidance or estimates with respect to vessel revenues and operating costs or other financial and operational metrics.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start.  A replay of the conference call will be available beginning at 12:00 p.m. Central Time on March 1, 2019, and will continue until 11:59 p.m. Central Time on March 3, 2019. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.).  The conference call ID number is 48102498.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, www.tdw.com.  The online replay will be available until April 1, 2019.

The conference call will contain forward-looking statements in addition to statements of historical fact.  The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the company involves numerous risks and uncertainties that may cause the company’s actual performance to be materially different from that stated or implied in the forward-looking statements.  Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s most recent Forms 10-Q and 10-K.

Tidewater owns and operates the largest fleet of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

CONTACT:  Tidewater Inc.

Jason Stanley

Director, Investor Relations

+1-713-470-5292

jstanley@tdw.com

SOURCE: Tidewater Inc.